Exhibit 23.1

                          Consent of Ernst & Young LLP


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SpectraSCIENCE, Inc. 1991 Stock Plan of our report dated February 13, 1998, except for Note 8, as to which the date is March 26, 1998, with respect to the financial statements of SpectraSCIENCE, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 10, 1998